UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2022

HARROW HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35814	45-0567010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

102 Woodmont Blvd., Suite 610
Nashville, Tennessee	37205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 733-4730

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on exchange on which registered
Common Stock, $0.001 par value per share	HROW	The NASDAQ Global Market
8.625% Senior Notes due 2026	HROWL	The NASDAQ Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Act of 1934: Emerging growth company ☐

If any emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On December 13, 2022, Harrow Health, Inc. along with its wholly-owned subsidiaries, Harrow IP, LLC and Harrow Eye, LLC (individually and together the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Novartis Technology, LLC and Novartis Innovative Therapies AG (together, “Novartis”), pursuant to which the Company agreed to purchase from Novartis the exclusive commercial rights to assets associated with the following ophthalmic products (collectively the “Products”) in the U.S. (the “Acquisition”): ILEVRO® (nepafenac ophthalmic suspension) 0.3%; NEVANAC® (nepafenac ophthalmic suspension) 0.1%; VIGAMOX® (moxifloxacin hydrochloride ophthalmic solution) 0.5%; MAXIDEX® (dexamethasone ophthalmic suspension) 0.1%; and TRIESENCE® (triamcinolone acetonide injectable suspension) 40 mg/ml.

Under the terms of the Purchase Agreement, the Company will make a one-time payment of $130,000,000 at closing, with up to another $45,000,000 due in a milestone payment related to the commercial availability of Triesence. The Acquisition is expected to close in the first quarter of 2023, subject to the satisfaction of customary closing conditions, including clearance under the Hart-Scott Rodino Antitrust Improvements Act. Pursuant to the Purchase Agreement and various ancillary agreements, immediately following the closing and subject to certain conditions, for a period that the Company expects to last approximately six months, and prior to the transfer of the Products new drug applications (the “NDAs”) to the Company, Novartis will continue to sell the Products on the Company’s behalf and transfer the net profit from the sale of the Products to the Company. Novartis has agreed to supply certain Products to the Company for a period of time after the NDAs are transferred to the Company and to assist with technology transfer of the Products manufacturing to other third-party manufacturers, if needed.

The foregoing is a summary description of certain terms of the Agreement, is not complete and is qualified in its entirety by reference to the text of the Agreement, which the Company has filed as an exhibit to this Current Report on Form 8-K.

Item 8.01 Other Events.

On December 14, 2022, the Company issued a press release announcing the Transaction. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Item	Description

10.1	Asset Purchase Agreement dated December 13, 2022, between the Company and Novartis Technology, LLC and Novartis Innovative Therapies AG
99.1	Harrow Health Press Release dated December 14, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARROW HEALTH, INC.

Dated: December 14, 2022	By:	/s/ Andrew R. Boll
	Name:	Andrew R. Boll
	Title:	Chief Financial Officer